UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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China Advanced Construction Materials Group, Inc.
9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
+(86) (10) 825 25361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 10, 2014

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of China Advanced Construction Materials Group, Inc., a Nevada corporation (the “Company”), will be held on Wednesday, April 9, 2014, at 10:00 p.m., Eastern Time (Thursday, April 10, 2014, at 10:00 a.m., Beijing Time), at the principal office of the Company located at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China, 100190, for the following purposes:

1.

To elect five persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Audit Committee of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014;

3.	To approve an amendment to the Company’s 2009 Equity Incentive Plan;

4.

To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

5.	To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation; and

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

If you owned our common stock at the close of business on March 4, 2014, you may attend and vote at the meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2013 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

Xianfu Han
Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 9, 2014

This Notice and Proxy Statement and our fiscal year 2013 Annual Report are available online at www.proxyvote.com.

China Advanced Construction Materials Group, Inc.
9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
+(86) (10) 8252 5361

--------------------------------------
PROXY STATEMENT
--------------------------------------

The Board of Directors of China Advanced Construction Materials Group, Inc., a Nevada corporation (the “Company,” “China ACM” or “we”) is furnishing this Proxy Statement and the accompanying proxy to you to solicit your proxy for the fiscal year 2013 Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held on April 9, 2014, at 10:00 p.m., E.T., which is 10:00 a.m., April 10, 2014 local time, at the principal office of the Company located at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China, 100190.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is this Proxy Statement?

You have received this Proxy Statement and our annual report because the Board of Directors of the Company (hereinafter sometimes referred to as the “Board of Directors” or “Board”) is soliciting your proxy to vote your shares at the annual meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will act upon the matters described in this Proxy Statement. These actions include the election of directors, the ratification of the appointment of the independent registered public accounting firm (which we sometimes refer to as the “independent auditors”), approval of the amendment to the Company’s 2009 Equity Incentive Plan, advisory votes on executive compensation and on the frequency of the stockholder vote on executive compensation. An additional purpose of the annual meeting is to transact any other business that may properly come before the annual meeting and any and all adjournments or postponements of the annual meeting.

Who can attend the annual meeting?

All stockholders of record at the close of business on March 4, 2014, the record date, or their duly appointed proxies, may attend the annual meeting.

What proposals will be voted on at the annual meeting?

Stockholders will vote on five proposals at the annual meeting:

  the election of directors

  the ratification of Friedman LLP as the Company’s independent auditors for the fiscal year ending June 30, 2014;

  approval of the amendment to the Company’s 2009 Equity Incentive Plan;

  an advisory vote on executive compensation; and

  an advisory vote on the frequency of the advisory vote on executive compensation.

What are the Board’s recommendations?

Our Board recommends that you vote:

  FOR election of the nominated directors;

  FOR ratification of Friedman LLP as the Company’s independent auditors for the fiscal year ending June 30, 2014;

  FOR the approval of the amendment to the Company’s 2009 Equity Incentive Plan as described in this Proxy Statement;

  FOR the approval of the executive compensation as described in the compensation discussion and analysis and the compensation tables in this Proxy Statement; and

  For holding the non-binding advisory vote to approve the Company's executive compensation practices every three years.

Will there be any other business on the agenda?

The Board knows of no other matters that are likely to be brought before the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Who is entitled to vote?

Only stockholders of record at the close of business on March 4, 2014 which we refer to as the record date, are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 1,486,871 shares of our common stock outstanding. Holders of common stock as of the record date are entitled to one vote for each share held for each of the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Action Stock Transfer Corp., you are considered, with respect to those shares, the “stockholder of record.” This proxy and our Annual Report have been sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This proxy and the Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included with your proxy materials.

How do I vote my shares?

Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:

  By Telephone — Stockholders located in the United States can vote by telephone by calling the number listed on your proxy materials and following the instructions;

  By Internet — You can vote over the Internet going to the link provided on your proxy materials and following the instructions; or

  By Mail — You can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (ET) on April 8, 2014.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify how your shares should be voted for each of the proposals. If you grant a proxy without indicating your instructions, your shares will be voted as follows:

  FOR the election of the five nominees for director;

  FOR the ratification of Friedman LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013;

  FOR the approval of the amendment to the Company’s 2009 Equity Incentive Plan as described in this Proxy Statement;

  FOR the approval of the executive compensation as described in the compensation discussion and analysis and the compensation tables in this Proxy Statement; and

  FOR holding the non-binding advisory vote to approve its executive compensation practices every three years.

You may revoke or change your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person at the Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to the Corporate Secretary. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Each share of common stock is entitled to one vote. The record date for determining stockholders entitled to notice of and to vote at the annual meeting is March 4, 2014. As of that date, there were 1,486,871 shares of our common stock outstanding.

What constitutes a quorum?

A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. An abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting.

What is a broker “non-vote” and what is its effect on voting?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

Proposal 2 (ratification of auditors) involves a matter that we believe will be considered routine. All other proposals involve matters that we believe will be considered non-routine. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided on your proxy card.

What is required to approve each item?

  For Proposal No. 1 (election of directors), each director must be elected by a majority of votes cast with respect to such director (i.e., the number of shares voted “for” a director nominee must exceed the number of votes “withheld” from that nominee). Abstentions and broker non-votes are not counted for purposes of the election of directors.

  For Proposal No. 2 (ratification of independent auditors), Proposal No. 3 (approval of the amendment to the Company’s 2009 Equity Incentive Plan), Proposal 4. (non-binding advisory vote on approval of executive compensation), the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

  For Proposal 5 (non-binding advisory vote on the frequency of stockholder approval of executive compensation), the option that obtains a plurality of votes cast by the shares present or represented by proxy at the meeting and entitled to vote, is required.

  For any other matters on which stockholders are entitled to vote, the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker may have authority to vote the shares for routine matters.

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

Our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes “withheld” from that nominee in order for that nominee to be elected. Only votes “for” or “withheld” are counted as votes cast with respect to a director. Abstentions and broker non-votes will have no effect.

How will shares of common stock represented by properly executed proxies be voted?

All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board’s recommendations as set forth herein. In addition, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Can I change my vote or revoke my proxy?

Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. You may revoke your proxy prior to exercise by:

  filing with us a written notice of revocation of your proxy,

  submitting a properly signed proxy card bearing a later date,

  voting over the Internet or by telephone, or

  voting in person at the annual meeting.

What does it mean if I receive more than one Proxy?

If your shares are registered under different names or are in more than one account, you may receive more than one set of proxy materials. To ensure that all your shares are voted, please vote by telephone, through the Internet using each personal identification number you are provided, or complete, sign and date the multiple proxy cards relating to your multiple accounts. We encourage you whenever possible to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, Action Stock Transfer Corp., at (801) 274-1088.

Who paid for this proxy solicitation?

The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies is borne by us.

How do I learn the results of the voting at the annual meeting?

Preliminary results will be announced at the annual meeting. Final results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.

How are proxies solicited?

In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

What is “householding?”

“Householding” means that we deliver a single set of proxy materials when requested to households with multiple stockholders, provided certain conditions are met. Householding reduces our printing and mailing costs.

If you or another stockholder of record sharing your address would like to receive an additional copy of the proxy materials, we will promptly deliver it to you upon your request in one of the following manners:

  by sending a written request by mail to:

China Advanced Construction Materials Group, Inc.
9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190

Attention: Corporate Secretary

  by calling our Corporate Secretary, at +(86) (10) 825 25361.

If you would like to opt out of householding in future mailings, or if you are currently receiving multiple mailings at one address and would like to request householded mailings, you may do so by contacting our Corporate Secretary as indicated above.

Can I receive future stockholder communications electronically through the Internet?

Yes. You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. To consent to electronic delivery, vote your shares using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request future stockholder communications be sent to you electronically.

Once you consent to electronic delivery, you must vote your shares using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.

Whom may I contact for further assistance?

If you have any questions about giving your proxy or require any assistance, please contact our Corporate Secretary:

  by mail, to:

China Advanced Construction Materials Group, Inc.
9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing People’s
Republic of China 100190
Attention: Corporate Secretary

  by telephone, at +(86) (10) 825 25361.

Directors and Executive Officers

Set forth below are the names of our directors, executive officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

			Term as Director
		Position with the	of
Name	Age	Company	Company
Xianfu Han	56	Chairman, Chief Executive Officer and Director	April 2008 – Present
Weili He	57	Chief Operating Officer, Interim Chief Financial Officer, Vice Chairman and Director	April 2008 – Present
Tao Jin	47	Director	May 2011 – Present
Xinyong Gao	42	Director	June 2012 – Present
Ken Ren	37	Director	June 2012 – Present

Name	Position with the Company and Principal Occupations

Xianfu Han

Mr. Han became our Chairman and Chief Executive Officer on April 29, 2008. From January 2003 to the present, Mr. Han has served as chairman of the board of directors of the Company’s subsidiary Beijing Xin Ao Concrete Group, or Xin Ao. His main responsibilities include daily board leadership and strategy initiatives. Since November 2002, Mr. Han has been chairman at Beijing Tsinghua University Management School’s Weilun Club. His responsibilities involve daily management work. From January 2001 to March 2007, Mr. Han acted as executive vice chairman of the Beijing Concrete Association. His primary functions involved public relations and communication with various governmental agencies. Mr. Han is a senior engineer with over 25 years of management experience in the building material industry. He contributed to the draft of the "Local Standard of Mineral Admixtures" regulations and was responsible for the "Research and Application of Green High Performance Concrete" published by the Ministry of Construction. Mr. Han has not held any other public company directorships during the past five years.

Mr. Han graduated in 1995 from the Tsinghua University executive MBA program. Mr. Han received his Bachelor degree in engineering management in 1992 from Northern China University of Technology.

Weili He

Mr. He became our Vice-Chairman and Chief Operating Officer on April 29, 2008, and became our Interim Chief Financial Officer on September 21, 2012. From August 2007 to present, Mr. He has worked as vice chairman of the board of directors of Xin Ao. His primary responsibility is large client development. From January 2003 to August 2007, Mr. He worked as chairman of the board of directors of Beijing Xinhang Construction Materials Co., Ltd. His primary responsibilities included strategic planning. Since 2007, Mr. He has served as a vice chairman of the Beijing Concrete Associations. His primary functions include market research. Mr. He has extensive construction and concrete engineering experience in China and Japan on numerous high profile projects. His primary expertise is plant management and operations. Mr. He received a bachelor’s degree in law from Party School of the Central Committee of C.P.C. Mr. He has not held any other public company directorships during the past five years.

Tao Jin

Mr. Jin became a member of our Board of Directors on May 4, 2011. Mr. Jin is Senior Partner with the Chinese law firm of Jincheng TongDa & Neal, based in Beijing, where he specializes in mergers and acquisitions, foreign investments in China and capital market transactions. Mr. Jin started his legal practice in 1996 at the New York office of Cleary, Gottlieb, Steen & Hamilton where he represented numerous investment banks and corporations in a variety of mergers and acquisitions and capital markets transactions. Mr. Jin joined Sullivan & Cromwell’s Hong Kong office in 1999 where he continued to focus on merger and acquisition transactions. His clients included major multinational corporations, investment banks, PRC corporations and private equity funds. Mr. Jin joined JP Morgan’s legal department in 2002 as head legal counsel for mergers and acquisitions and capital market transactions in China. Immediately prior to joining Jincheng TongDa, Mr. Jin was a partner with Jun He Law Offices from 2005 through 2010. Mr. Jin received his B.S. from Beijing University and his J.D. from Columbia University, and is fluent in English and Mandarin. Mr. Jin is admitted to the New York bar. Mr. Jin has not held any other public company directorships during the past five years.

Mr. Jin serves as Chairman of our Compensation Committee and as a member of our Audit Committee and Nominating and Governance Committee.

Xinyong Gao

Mr. Gao is currently Vice President of Beijing Capital Development Holding (Group) Co., Ltd., a position he has held since March 3, 2013. Prior to that, he had been the Operations Director of Capital Holding (International) Limited, Beijing Capital Development Holding Group Co., Ltd., a real estate development company based in China, a position he held since September 2011. From July 1994 to September 2011, Mr. Gao served in various capacities, most recently the Deputy General Manager, International Engineering Contracting Dept., with Beijing Urban Construction Group Co. Ltd., a China- based construction company which built 41 structures for the 2008 Beijing Olympics. Mr. Gao received his B.A. from Shandong Normal University and his M.B.A. from the Open University of Hong Kong. Mr. Gao has not held any other public company directorships during the past five years.

Mr. Gao serves as Chairman of the Company’s Nominating and Governance Committee and as a member of our Audit Committee and Compensation Committee.

Ken Ren

Mr. Ren is currently the Chief Financial Officer of China Green Agriculture Inc., a position he has held since 2010. Previously, Mr. Ren served as a capital market analyst for the Federal Home Loan Bank of Des Moines, where he analyzed, priced, and assisted in trading investments and issuing debt, conducted hedges and performed analytical work for the bank’s $20 billion investment portfolio of mortgage whole loan and mortgage backed securities. Before this, Mr. Ren served as a senior investment associate at an asset management subsidiary of Wells Fargo, which provides money management services to institutional clients. Earlier, Mr. Ren worked at Residential Capital LLC, a subsidiary of Ally Financial, where he was responsible for risk analytics and reporting while managing its credit residual portfolio. Mr. Ren received Ph.D. in operations research in 2006, and M.S. in computational finance in 2004, both from Purdue University, West Lafayette. Mr. Ren has not held any other public company directorships during the past five years.

Mr. Ren serves as Chairman of the Company’s Audit Committee and as a member of our Compensation Committee and Nominating and Governance Committee.

All directors of our Company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

Family Relationships

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers were involved in any legal proceedings during the last 10 years as described in Item 401(f) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and stockholders who own more than ten percent of the outstanding common stock of the Company to file with the SEC and Nasdaq reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to us.

Based solely on a review of the copies of such forms received by the Company, Forms 3, 4 and 5 (including amendments to such form) furnished to the Company during and with respect to the year ended June 30, 2013 and written representations from certain persons that no other reports were required for them, we believe that with respect to the year ended June 30, 2013, each of the Company’s directors, officers and more than ten-percent stockholders filed all such required forms on a timely basis.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website www.China-ACM.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of five members as identified above. On August 7, 2009, the Board established three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees is comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the committees which may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190. or through our website at www.China-ACM.com.

Prior to establishing the committees of the Board of Directors, our entire Board of Directors handled the functions that would otherwise be handled by each of the committees.

During the fiscal year ended June 30, 2013, the Board of Directors held six meetings. All directors attended all of the meetings of the Board and each committee upon which the director served during the fiscal year ended June 30, 2013. Three of our directors attended the 2012 annual meeting of stockholders. We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, the size of the company as well as Mr. Han’s experience and tenure of having been Chairman and Chief Executive Officer since 2008, and felt that his experience, knowledge, and personality allowed him to serve ably as both Chairman and Chief Executive Officer. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans. We have not appointed a lead independent director for our Board of Directors.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

  The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee also oversees the internal audit function and the Company’s ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with representatives of the independent auditing firm and the Company’s internal audit group; and

  The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

Our Board has determined that the majority of the Board is comprised of “independent directors” within the meaning of applicable Nasdaq listing standards relating to Board composition and Section 301 of the Sarbanes-Oxley Act of 2002. Our independent directors are Mr. Jin, Mr. Ren and Mr. Gao.

Audit Committee

Our Audit Committee consists of Mr. Ren, Mr. Jin and Mr. Gao, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. Mr. Ren serves as our Audit Committee financial expert as that term is defined by Item 407 of Regulation S-K of the Exchange Act. The Audit Committee is responsible for, among other things:

  selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

  reviewing with our independent auditors any audit problems or difficulties and management’s response;

  reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

  discussing the annual audited financial statements with management and our independent auditors;

  reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

  annually reviewing and reassessing the adequacy of our Audit Committee charter;

  meeting separately and periodically with management and our internal and independent auditors; and

  reporting to the full Board of Directors; and

  such other matters that are specifically delegated to our Audit Committee by our Board of Directors from time to time.

All members of the Audit Committee met by telephone or in person five times during the fiscal year ended June 30, 2013.

The Report of the Audit Committee regarding the audited financials statements of the Company for the fiscal year ended June 30, 2013 is located on Appendix A to this Proxy Statement.

Our Audit Committee is governed by a written Audit Committee Charter. Our Board of Directors most recently reviewed and adopted an Audit Committee Charter at a meeting held on August 11, 2009, a copy of which is attached as Appendix B to this Proxy Statement.

Compensation Committee

Our compensation committee consists of Mr. Jin, Mr. Ren and Mr. Gao, each of whom is “independent” as that term is defined under the Nasdaq listing standards. Our compensation committee assists the board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

  approving and overseeing the compensation package for our executive officers;

  reviewing and making recommendations to the board with respect to the compensation of our directors;

  reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and setting the compensation level of our Chief Executive Officer based on this evaluation; and

  reviewing periodically and making recommendations to the board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

The compensation committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the compensation committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. The compensation committee may also form and delegate authority to subcommittees and may delegate authority to one or more designated members of the compensation committee. The compensation committee may from time to time seek recommendations from the executive officers of the Company regarding matters under the purview of the compensation committee, though the authority to act on such recommendations rests solely with the compensation committee.

All members of the Compensation Committee met by telephone or in person two times during the fiscal year ended June 30, 2013.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Mr. Gao, Mr. Ren and Mr. Jin, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The Nominating and Governance Committee assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating and Governance Committee is responsible for, among other things:

  identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

  reviewing annually with the board the current composition of the board in light of the characteristics of independence, age, skills, experience and availability of service to us;

  identifying and recommending to the board the directors to serve as members of the board’s committees; and

  monitoring compliance with our code of business conduct and ethics.

All members of the Nominating and Governance Committee met by telephone or in person two times during the fiscal year ended June 30, 2013.

Code of Ethics

The Board has adopted a Code of Conduct and Ethics that applies to the Company’s directors, officers and employees. A copy of this policy is available via our website at www.China-ACM.com. Printed copies of our Code of Ethics may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190. During the fiscal year ended June 30, 2013, there were no waivers of our Code of Ethics.

Stockholder Communication with the Board of Directors.

Stockholders may communicate with the Board, including non-management directors, by sending a letter to our Board of Directors, c/o Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190 for submission to the Board or a committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company. All communications received as set forth above will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable.

EXECUTIVE COMPENSATION

Summary Compensation Table— Fiscal Years Ended June 30, 2013 and 2012

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our principal executive officer and our other most highly paid executive officer (the “named executive officers”) for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000 during the fiscal years ended June 30, 2013 and 2012.

Name	Year	Salary	Bonus	Stock	Option	Non-Equity	Non-	All Other	Total
and	Ended	($)	($)	Awards	Awards	Incentive Plan	Qualified	Compensation	($)
Principal	June			($)	($)	Compensation	Deferred	($)
Position	30					Earnings	Compensation
						($)	Earnings
							($)
Xianfu Han	2013	140,000							140,000
Chairman and CEO	2012	140,000	-	-	-	-	-	-	140,000

Weili He,	2013	109,169							109,169
Vice Chairman , interim CFO and COO	2012	109,169	-	-	-	-	-	-	109,169

The Company has not used a compensation consultant to determine or recommend the amount or form of executive or director compensation but our management believes that our executive officer compensation package is comparable to similar businesses in our location of operations.

Employment Agreements

In connection with the reverse acquisition of BVI-ACM on April 29, 2008, Mr. Han was elected as our Chairman and Chief Executive Officer effective immediately. In January, 2011, we entered into a three year Employment Agreement with Mr. Han pursuant to which he receives an annual salary of $140,000 for service as our Chief Executive Officer.

Upon termination of Mr. Han’s employment because of death, disability or for cause, the Company will pay or provide to Mr. Han or his estate, as the case may be (i) any unpaid base salary and any accrued vacation through the date of termination; (ii) any unpaid annual bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (iv) all other payments or benefits to which Mr. Han may be entitled under the terms of any applicable employee benefit plan, program or arrangement.

Upon the termination of Mr. Han’s employment by the Company without cause, the Company will pay or provide to Mr. Han (i) all amounts due as if Mr. Han’s employment were terminated because of death, disability or for cause, and (ii) subject to Mr. Han’s execution (and non-revocation) of a general release of claims against the Company and its affiliates in a form reasonably requested by the Company, (a) continued payment of his base salary for two months after termination, payable in accordance with the regular payroll practices of the Company, but off the payroll; and (b) payment of his cost of continued medical coverage for two (2) months after termination (subject to his co-payment of the costs in the same proportion as such costs were shared immediately prior to the date of termination). Payments provided under his Employment Agreement shall be in lieu of any termination or severance payments or benefits for which Mr. Han may be eligible under any of the plans, policies or programs of the Company.

In January, 2011, we also entered into a three year Employment Agreement with Mr. He pursuant to which he receives an annual salary of $109,169 for service as our Chief Operating Officer.

Upon termination of Mr. He’s employment because of death, disability or for cause, the Company will pay or provide to Mr. He or his estate, as the case may be (i) any unpaid base salary and any accrued vacation through the date of termination; (ii) any unpaid annual bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (iv) all other payments or benefits to which Mr. He may be entitled under the terms of any applicable employee benefit plan, program or arrangement.

Upon the termination of Mr. He’s employment by the Company without cause, the Company will pay or provide to Mr. He (i) all amounts due as if Mr. He’s employment were terminated because of death, disability or for cause, and (ii) subject to Mr. He’s execution (and non-revocation) of a general release of claims against the Company and its affiliates in a form reasonably requested by the Company, (a) continued payment of his base salary for two months after termination, payable in accordance with the regular payroll practices of the Company, but off the payroll; and (b) payment of his cost of continued medical coverage for two (2) months after termination (subject to his co-payment of the costs in the same proportion as such costs were shared immediately prior to the date of termination). Payments provided under his Employment Agreement shall be in lieu of any termination or severance payments or benefits for which Mr. He may be eligible under any of the plans, policies or programs of the Company.

Outstanding Equity Awards at Fiscal Year End

None.

Director Compensation

	Fees Earned	Stock Awards	Option Awards	Total
	or Paid in Cash
Name	($)	($) (1)	($) (1)	($)
Tao Jin	$25,000	--	--	$25,000
Xinyong Gao	$25,000	--	--	$25,000
Ken Ren	$25,000	--	--	$25,000

(1) The amounts in these columns represent the compensation cost of shares of restricted stock awarded by the Company during the fiscal year, except that these amounts do not include any estimate of forfeitures. The aggregate grant date fair value of restricted stock awards granted were determined in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (formerly SFAS123(R)) and are recognized as compensation cost over the requisite service period.

On May 4, 2011, we entered into a director agreement with Tao Jin pursuant to which he is entitled to receive, annually, a fee of $25,000 in cash and 833 (10,000 on a pre-split basis) restricted shares of the Company’s common stock, which vested in four equal quarterly installments.

On June 12, 2012, we entered into a director agreement with Xinyong Gao pursuant to which he is entitled to receive, annually, a fee of $25,000 in cash and 833 restricted shares of the Company’s common stock, which vested in four equal quarterly installments.

On June 12, 2012, we entered into a director agreement with Ken Ren pursuant to which he is entitled to receive, annually, a fee of $25,000 in cash and 833 restricted shares of the Company’s common stock, which vested in four equal quarterly installments.

As of the date of this report none of the restricted shares noted above have been issued to the independent directors.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are independent directors, and all past members were independent directors at all times during their service on such Committee. None of the past or present members of our Compensation Committee are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. None of our executive officers serves on the Board of Directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee.

Indemnification of Directors and Executive Officers and Limitation of Liability

Indemnification under Nevada Law

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, we, as a corporation organized in Nevada, may indemnify our directors, officers, employees and agents in accordance with the following:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions, Bylaws and Other Arrangements of the Registrant

Article 9 of our Articles of Incorporation provides as follows:

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such parson in connection With the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.”

Article 8.9 of our bylaws provides that we shall indemnify our directors and officers to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by the Board, indemnify any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Changes in Control

There are no compensatory plans or arrangements with respect to any officer, director, manager or other executive which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of employment with the Company, or any change in control of the Company, or a change in the person’s responsibilities following a change of control of the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 10, 2014, certain information with respect to the beneficial ownership of our common shares by each stockholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and does not necessarily bear on the economic incidents of ownership or the rights to transfer the shares described below. Unless otherwise indicated, (a) each stockholder has sole voting power and dispositive power with respect to the indicated shares and (b) the address of each stockholder who is a director or executive officer is c/o Yingu Plaza, #1708, 9 Beisihuanxi Road, Haidian District, Beijing 100080, China.

Name & Address of	Office, If Any	Amount and Nature of	Percent of
Beneficial Owner	Officers and Directors	Beneficial Ownership	Class (1) (2)

Xianfu Han (3)	Chairman and Chief Executive Officer	440,481	29.62%
Weili He (4)	Vice Chairman, Chief Operating Officer and Interim Chief Financial Officer	293,654	19.75%
Ken Ren (5)	Director	--	*
Tao Jin (6)	Director	833	*
Xinyong Gao (7)	Director	--	*
All officers and directors as a group (5 persons named above)		734,968	49.43%

*Less than 1%

(1) As of the close of business on March 10, 2014, there were 1,486,871 shares of our common stock outstanding.

(2) In determining beneficial ownership of the common stock, the number of shares shown includes shares which the beneficial owner may acquire within 60 days upon exercise or conversion of convertible securities, warrants or options. In accordance with Rule 13d-3 in determining the percentage of common stock owned by a person on March 10, 2014 (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or exercise of the warrants and other convertible securities, and (b) the denominator is the sum of (i) the total shares of that class outstanding on March 10, 2014, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of other securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3) On June 11, 2008, Mr. Han entered into a Securities Escrow Agreement by and among the investors to the private placement that closed on June 11, 2008, and American Stock Transfer & Trust Company, or AST, whereby 291,667 shares (3,500,000 shares pre-reverse split) of the Company’s common stock owned by Mr. Han were placed into escrow, with AST appointed as the escrow agent. The 291,667 shares were thereafter transferred into the name of AST and are to be held in escrow and released to Mr. Han if the Company does, or to the investors if the Company does not, meet certain performance milestones described in the Securities Escrow Agreement. Mr. Han maintains voting power over all 291,667 shares until such time as any such shares are transferred to the investors, at which time, such transferred shares will be beneficially owned by such investors.

(4) On June 11, 2008, Mr. He entered into a Securities Escrow Agreement by and among the investors to the private placement that closed on June 11, 2008, and American Stock Transfer & Trust Company, or AST, whereby 166,667 shares (2,000,000 shares pre-reverse split) of the Company’s common stock owned by Mr. He were placed into escrow, with AST appointed as the escrow agent. The 166,667 shares were thereafter transferred into the name of AST and are to be held in escrow and released to Mr. He if the Company does, or to the investors if the Company does not, meet certain performance milestones described in the Securities Escrow Agreement. Mr. He maintains voting power over all 166,667 shares until such time as any such shares are transferred to the investors, at which time, such transferred shares will be beneficially owned by such investors.

(5) Mr. Ren is entitled to receive 833 restricted shares of the Company’s common stock under his director agreement but as of the date hereof such shares have not yet been issued.

(6) Mr. Jin is entitled to receive 833 restricted shares of the Company’s common stock under his director agreement but as of the date hereof such shares have not yet been issued.

(7) Mr. Gao is entitled to receive 833 restricted shares of the Company’s common stock under his director agreement but as of the date hereof such shares have not yet been issued.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Except as discussed below, since the beginning of the last fiscal year, there have not been any transaction, nor is there any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Mr. Weili He, the Company’s Chief Operating Officer and interim Chief Financial Officer, leased office space to the Company at approximately the current fair market value from July 2009 until the lease was terminated on December 31, 2011, with annual payments of approximately $176,000. For years ended June 30, 2013 and 2012, the Company recorded rent expense to the shareholder in the amount of approximately $0 for fiscal 2013 and $$93,000 for fiscal 2012. As of June 30, 2013 and 2012, approximately $0 and $53,000, respectively, remained unpaid.

Mr. Xianfu Han, the Company’s Chief Executive Officer and Mr. Weili He, the Company’s Chief Operating Officer and interim Chief Financial Officer, have also advanced funds to BVI-ACM, for working capital purposes. The loans are non-interest bearing, unsecured, and are payable in cash on demand. As of June 30, 2013, $450,540 and $360,788 (including $53,000 due for unpaid rent expenses discussed above) remain payable to Mr. Han and Mr. He, respectively.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We are in the process of finalizing a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $50,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent (5%) of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, we expect that where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where approval by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for consideration and approval or ratification. The presentation will be expected to include a description of, among other things, the material facts, and the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

  the risks, costs and benefits to us;
  the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
  the terms of the transaction;
  the availability of other sources for comparable services or products; and
  the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must excuse himself or herself from the deliberations and approval. Our policy will require that, in determining whether to approve, ratify or reject a related-person transaction, our Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of our company and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion. We did not previously have a formal policy concerning transactions with related persons.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Except as set forth in our discussion above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-today operations to those officers, and monitors their performance. Members of the Board keep themselves informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

See “Nominating and Governance Committee” above for a discussion of the process for selecting directors.

There are currently five directors serving on the Board. At the Meeting, five directors will be elected. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The five nominees for election as directors are uncontested. In uncontested elections, directors are elected by plurality of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Director Selection

There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors since such procedures were last disclosed. As provided in its Charter, the Nominating and Governance Committee of the Company’s Board is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below. Stockholders may recommend nominees by writing to the Nominating and Governance Committee c/o the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190. Stockholder recommendations will be promptly provided to the chairman of the Nominating and Governance Committee. To be considered by the Nominating and Governance Committee for inclusion in the proxy for the 2014 fiscal year meeting, recommendations must be received by the Secretary of the Company not later than the close of business on December 10, 2014 or, if the date of the 2014 fiscal year meeting has been changed by more than 30 days from the date of this year’s meeting, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting.

In identifying and evaluating nominees, the Nominating and Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board's criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Governance Committee may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and technology; the nature of the Company’s operations; educational and professional background; and personal accomplishment. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Governance Committee also ensures that a majority of nominees would be “independent directors” as defined under the applicable rules of the SEC and Nasdaq. For a description of the qualifications that the Nominating and Corporate Governance Committee seeks in potential nominees, please see “Nominees – Qualifications for All Directors” below.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

		Position with the	Term as Director of
Name	Age	Company	Company
Xianfu Han	53	Chairman, Chief Executive Officer and Director	April 2008 – Present
Weili He	55	Chief Operating Officer, Interim CFO, Vice Chairman and Director	April 2008 – Present
Tao Jin	45	Director	May 2011 – Present
Xinyong Gao	41	Director	June 2012 – Present
Ken Ren	37	Director	June 2012 – Present

Director Qualifications - General

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareowners. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Nominating and Governance Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareowners, the Nominating and Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Governance Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Nominating and Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board. The Company’s business also requires compliance with a variety of regulatory requirements and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

Summary of Qualifications of Nominees for Director

Set forth below is a summary of some of the specific qualifications, attributes, skills and experiences of our directors which we believe qualify them to serve on our Board. For more detailed information, please refer to the biographical information for each director set forth above.

Xianfu Han. Mr. Han has extensive senior management experience in the industry in which we operate, having served as our Chief Executive Officer and Chairman since September 2008 and as the Chairman of Xin Ao since 2003. Mr Han has over 25 years of management experience in the building material industry, and has worked extensively with various governmental agencies on behalf of our industry in Beijing.

Weili He. Mr. He has extensive experience in the concrete and construction industry, and has specific expertise in strategic planning and plant management and operation.

Tao Jin. Mr. Jin brings to the Board extensive legal and transactional capital markets experience and has worked extensively with both U.S. and PRC based companies, and has a high level of both legal and financial literacy and sophistication.

Xinyong Gao. Mr. Gao brings to the Board extensive experience in the construction industry, both within China and internationally, and years of service in various senior management positions.

Ken Ren. Mr. Ren brings to the Board extensive experience in finance and banking and has a high level of financial literacy and sophistication.

General Information

For information as to the shares of the common stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management,” above.

See “Directors and Executive Officers” above for biographical summaries for each of our director nominees.

There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

The Board of Directors recommends a vote FOR the election of the nominees listed above.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Friedman LLP (“Friedman”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2014. As discussed below, Friedman was appointed as the Company’s independent registered public accounting firm on December 27, 2010.

We are asking our stockholders to ratify the selection of Friedman as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Friedman to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

Representatives of Friedman will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Independent Registered Public Accounting Firm’s Fees

The following are the fees billed to us by our auditors during fiscal years ended June 30, 2013 and 2012:

	Years Ended
	June 30,	June 30,
	2013	2012
Audit Fees	$180,000,	$209,750
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$180,000	$209,750

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided by our independent auditor, respectively, in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

All Other Fees consist of the aggregate fees billed for products and services provided by our independent and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees. Included in such Other Fees were fees for services rendered by our independent auditor in connection with our private and public offerings conducted during such periods.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining auditor independence and determined that such services are appropriate. Before auditors are engaged to provide us audit or non-audit services, such engagement is (without exception, required to be) approved by the Audit Committee.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, the Audit Committee pre-approved the audit service performed by Friedman for our consolidated financial statements as of and for the year ended June 30, 2013.

Principal Accountant’s Engagement to Audit

The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees was approximately 65%.

Vote Required; Board of Directors Recommendation

Approval of and ratification of the selection of Friedman as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting, assuming the presence of a quorum at the annual meeting.

The Board of Directors recommends a vote FOR ratification of the selection of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2009 EQUITY INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED UNDER THE PLAN

Our Board of Directors, acting upon the recommendation of the Board of Directors’ Compensation Committee, has approved an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) for an increase in the number of authorized shares of common stock under the Plan (the “Amendment”) and recommends that the amendment be approved and adopted by the Company’s stockholders and directs that such proposal be submitted to the stockholders at the annual meeting.

On June 19, 2009, our Board of Directors adopted the Plan. On March 4, 2014, our Board of Directors adopted and approved an amendment of the 2009 Stock Incentive Plan subject to shareholders approval. The primary purpose for the Amendment was to increase the number of shares of the Company’s common stock available for issuance thereunder by 116, 667 shares to 350,000 shares of the Company’s common stock.

Pursuant to Section 2.1 of the Plan, the maximum number of shares of common stock of the Company that are available for issuance under the plan is 116,667 (1.4 million prior to the Company’s 12 for 1 reverse split). As of March 10, 2014, we have issued shares of restricted stock or stock options to purchase of shares of common stock in an aggregate of 74,805 shares and 41,862 shares of common stock are available for issuance under the Plan.

The Compensation Committee of our Board of Directors has reviewed the Plan and determined that the Plan requires additional available shares for issuance to provide flexibility with respect to stock-based compensation that the compensation committee believes is necessary to establish appropriate long-term incentives to achieve our objectives. Our Board of Directors believes that it is advisable to increase the 116,667 share limit to 350,000 shares in order to attract and compensate employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The issuance of award under the Plan to these eligible participants is designed to align the interests of such participants with those of our stockholders.

The proposed amendment to the Plan increases the number of shares of common stock that may be issued as awards under the Plan by 233,333 shares, or approximately 15.7% of the 1,486,871 shares of common stock outstanding as of March 10, 2014. As amended, the Plan will continue to provide that all of the shares authorized for issuance (including the increased shares) may be granted as incentive stock options and the Plan will also continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.

The following is a summary of the principal features of the Plan. The summary below is qualified in its entirety by the terms of the Plan, as proposed to be amended. A copy of the Amendment is attached hereto as Appendix C and is incorporated by reference herein.

Shares Available

Our Board of Directors has authorized, subject to stockholder approval, 350,000 shares of our common stock for issuance under the Plan. In the event of any stock dividend, recapitalization, stock split, reverse stock split, subdivision or similar change in the capital structure of the Company without consideration, appropriate adjustments will be made to the (a) the number of shares reserved for issuance under the Plan; (b) the exercise prices of and number of shares subject to outstanding Options; and (c) the number of shares subject to other outstanding Awards.

In certain circumstances, shares subject to an outstanding Award may again become available for issuance pursuant to other Awards available under the Plan. For example, shares subject to forfeited, terminated, canceled or expired Awards will again become available for future grants under the Plan.

Administration

The Plan will be administered by a committee of our Board of Directors appointed by our Board of Directors to administer the Plan or if such a committee is not appointed or unable to act, then our entire Board of Directors (the “Committee”). The Committee will consist of at least two members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. With respect to the participation of individuals who are subject to Section 16 of the Exchange Act, the Plan is administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Plan, the Committee determines the persons to whom grants of options and shares of restricted stock are to be made, the number of shares of common stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Committee determines whether the option is an incentive stock option or a nonstatutory stock option, the option's term, vesting and exercisability, the amount and type of consideration to be paid to our company upon the option's exercise and the other terms and conditions of the grant. The terms and conditions of restricted stock Awards are also determined by the Committee. The Committee has the responsibility to interpret the Plan and to make determinations with respect to all Awards granted under the Plan. All determinations of the Committee are final and binding on all persons having an interest in the Plan or in any Award made under the Plan. The costs and expenses of administering the Plan are borne by our company.

Eligibility

Eligible individuals include employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company, provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. All eligible individuals may receive one or more Awards under the Plan, upon the terms and conditions set forth in the Plan. There is no assurance that an otherwise eligible individual will be selected by the Committee to receive an Award under the Plan. Because future Awards under the Plan will be granted in the discretion of the Committee, the type, number, recipients and other terms of such Awards cannot be determined at this time.

Stock Options

Under the Plan, the Committee is authorized to grant stock options. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options. The tax treatment of incentive and non-qualified stock options is generally described later in this summary. Any shares that are canceled will be made available for future Awards. The Committee, in its sole discretion, determines the terms and conditions of each stock option granted under the Plan, including the grant date, option or strike price (which, in no event, will be less than the par value of a share), the term of each option, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the Plan, all of which will be evidenced in an individual Award agreement between us and the participant.

Certain limitations apply to incentive stock options. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the date of the option's grant and the term of any such option shall expire not later than the tenth anniversary of the date of the option's grant. In addition, the per share exercise price of any option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of our stock must be at least 110% of the fair market value of a share of our common stock on the date of grant and such option shall expire not later than the fifth anniversary of the date of the option's grant.

Options granted under the Plan become exercisable at such times as may be specified by the Committee. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000.

Except as otherwise set forth in the Award agreement, options shall expire after a term of five years. However, the maximum term of options granted under the Plan is ten years. If any participant terminates employment due to death or disability or retirement, the portion of his or her option Awards that were exercisable at the time of such termination may be exercised for 12 months from the date of termination(or such shorter time period as may be specified in the Option Agreement), but in any event no later than the expiration date of the Options. In the case of any other termination, the portion of his or her option Awards that were exercisable at the time of such termination may be exercised for three months from the date of termination (or such shorter time period as may be specified in the Option Agreement), but in any event, no later than the expiration date of the Options.

Options may be exercised only by delivery to the Company of a written stock option exercise agreement in a form approved by the Committee (which need not be the same for each Participant). Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law by cancellation of indebtedness of the Company to the Participant; waiver of compensation due or accrued to Participant for services rendered; transfer of Shares owned by the participant; tender of property; with a promissory note in favor of the Company; or by cashless exercise.

Restricted Stock

Under the Plan, the Committee is also authorized to make Awards of restricted stock. A restricted stock Award entitles the participant to all of the rights of a stockholder of our company, including the right to vote the shares and the right to receive any dividends.

An Award of restricted stock will be evidenced by a written agreement between us and the participant. The Award agreement will specify the number of shares of our common stock subject to the Award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the Award holder's continued employment by us, and any other terms and conditions the Committee shall impose consistent with the provisions of the Plan. The Committee also determines the amount, if any, that the participant shall pay for the shares of restricted stock. However, the participant must be required to pay at least the par value for each share of restricted stock. Upon the lapse of the restrictions, any legends on the shares of our common stock subject to the Award will be re-issued to the participant without such legend.

Unless the Committee determines otherwise in the Award or other agreement, if a participant terminates employment for any reason, all rights to restricted stock that are then forfeitable will be forfeited. Restricted stock that is forfeited by the participant will again be available for Award under the Plan.

Fair Market Value

Under the Plan, fair market value means the fair market value of the shares based upon (i) the closing selling price of a share of our common stock as quoted on Nasdaq or a national securities exchange on which the stock is traded, if the stock is then traded on Nasdaq or a national securities exchange, or, if no such reported sale takes place on such date, the average of the closing bid and asked prices (ii) the average of the closing bid and ask price per share last quoted on that date by an established quotation service for over-the-counter securities, if the common stock is not then traded on a national securities exchange or (iii) if none of the foregoing is applicable, by the Board of Directors in good faith.

Transferability Restrictions

Awards granted under the Plan, and any interest therein, are not be transferable or assignable by the participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto.

Termination or Amendment of the Incentive Plan

Unless sooner terminated, no Awards may be granted under the Plan after June 19, 2019. Our Board of Directors may amend or terminate the Plan at any time, but our Board of Directors may not, without stockholder approval, amend the Plan to increase the total number of shares of our common stock reserved for issuance of Awards. In addition, any amendment or modification of the Plan shall be subject to stockholder approval as required by any securities exchange on which our common stock is listed. No amendment or termination may deprive any participant of any rights under Awards previously made under the Plan.

Summary of Federal Income Tax Consequences of the Plan

The following summary is intended only as a general guide as to the federal income tax consequences under current United States law with respect to participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

Options. There are three points in time when a participant and our company could potentially incur federal income tax consequences: date of grant, upon exercise and upon disposition. First, when an option is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. We similarly do not have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will not recognize any ordinary income upon the option's exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise.

Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods (called a "disqualifying disposition"), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes of shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired, such disposition generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares (generally, in such case, the tax "basis" is the exercise price).

Generally, we will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options. However, we are generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period with respect to an incentive stock option before disposition to receive the favorable tax treatment accorded incentive stock options, we will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition with respect to an incentive stock option, we will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

Restricted Stock Awards. A participant will not be required to recognize any income for federal income tax purposes upon the grant of shares of restricted stock. With respect to Awards involving shares or other property, such as restricted stock Awards, that contain restrictions as to their transferability and are subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time he or she receives shares (e.g., restricted stock) or other property rather than upon the lapse of transferability restrictions or the substantial risk of forfeiture. However, if the participant subsequently forfeits such shares he or she would not be entitled to any tax deduction or, to recognize a loss, for the value of the shares or property on which he or she previously paid tax. Alternatively, if an Award that results in a transfer to the participant of cash, shares or other property does not contain any restrictions as to their transferability and is not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. We generally will be entitled to a deduction for the same amount.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 3. For purposes of the approval of amendment of our 2009 Equity Incentive Plan, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

The Board of Directors recommends a vote FOR the approval of the amendment to the Company’s 2009 Equity Incentive Plan.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Say-On-Pay)

The Company’s seek a non-binding advisory vote from its stockholders to approve the compensation of the Company’s executive officers as described under “Executive Compensation” and the tabular disclosure regarding our named executive officers’ compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on our executive officers’ compensation. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when making future executive officer compensation decisions. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described pursuant to applicable SEC rules in this Proxy Statement.

The Company believes that its compensation policies and decisions are designed to deliver a performance-based pay philosophy, are aligned with the long-term interests of the Company’s stockholders and are competitive. Our principal compensation policies, which enable it to attract and retain talented executive officers to lead the Company in the achievement of our business objectives, include:

  The Company makes annual cash compensation decisions based on assessment of our performance against measurable financial goals, as well as each executive’s individual performance.

  The Company emphasizes long-term incentive compensation awards that collectively reward executive officers based on our performance, external and internal peer equity compensation practices, and the executive officer’s job responsibilities.

  The Company designs pay practices to retain a highly talented and experienced senior executive team.

  The Company encourages stock ownership by our senior executive officers.

As a result, the Company is presenting this proposal, which gives you as a stockholder the opportunity to approve, on an advisory basis, the Company’s executive officer compensation as disclosed in this Proxy Statement under the heading entitled “Executive Compensation” by voting for or against the following resolution:

RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby ratified and approved.

Vote Required; Board of Directors Recommendation

This Say-on-Pay proposal is advisory and non-binding. To be approved, on a non-binding advisory basis, this proposal must receive the affirmative vote of a majority of the shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. However, the approval or disapproval of this proposal by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of the Company’s Named Executive Officers and on whether, and if so, how, to address stockholder disapproval remains with the Board of Directors and the Compensation Committee. Brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal No. 4 if you want your broker to vote your shares on Proposal No. 4.

The Board of Directors believes that the compensation of the executive officers is appropriate and recommends a vote FOR the approval of the executive compensation as described in the compensation discussion and analysis and the compensation tables and otherwise in this Proxy Statement.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE OUR
EXECUTIVE COMPENSATION PRACTICES

The Company seeks a non-binding advisory vote from its stockholders regarding the desired frequency for holding a non-binding advisory vote to approve the compensation of our executive officers as described in our annual proxy statements.

This proposal gives our stockholders the opportunity to express their views as to whether the non-binding advisory vote on our executive compensation practices should occur every one, two, or three years. Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when deciding the frequency of the non-binding advisory vote on its future executive compensation decisions.

The Company recommends that a non-binding advisory vote to approve the compensation of its executive officers as described in its annual proxy statements occur every three years. The Company believes that holding this vote every three years will be the most effective timeframe because it will provide its Board and Compensation Committee with sufficient time to engage with its stockholders following each such vote, to understand any concerns its stockholders may have, and to implement any changes they deem appropriate in response to the vote results. In addition, one aspect of its executive compensation philosophy is the alignment of its executive officers’ long-term interests with those of its stockholders, and a vote every three years will provide stockholders with additional time to evaluate the effectiveness of its executive compensation philosophy as it relates to its performance. Nevertheless, although it is the Company’s current intention to hold such advisory vote every three years, it may determine that a different frequency is appropriate, either in response to the vote of its stockholders on this Proposal or for other reasons.

Vote Required; Board of Directors Recommendation

While the Company believes its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove its recommendation, but are instead asked to provide an advisory vote on whether the non-binding advisory vote on the approval of its executive compensation practices should be held every one, two or three years. The option among those choices that obtains a plurality of votes cast by the shares present or represented by proxy and entitled to vote at the Annual Meeting will be deemed to have received the advisory approval of our stockholders.

The Board of Directors recommends that the stockholders cast their advisory votes for holding the non-binding advisory vote to approve its executive compensation practices every “THREE YEARS”.

STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2014 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of China Advanced Construction Materials Group, Inc. at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190, no later than the close of business on December 10, 2014. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year is mailed herewith to all of our stockholders of record as of March 4, 2014. A copy of our Annual Report on Form 10-K is also made available on our website after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

March 10, 2014	By Order of the Board of Directors

/s/ Xianfu Han
Xianfu Han
Chairman

APPENDIX A

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. The Board has determined, based upon an interview of Ken Ren and a review of Mr. Ren’s responses to a questionnaire designed to elicit information regarding his experience in accounting and financial matters, that Mr. Ren shall be designated as an “Audit Committee financial expert” within the meaning of Item 401(e) of SEC Regulation S-K, as Mr. Ren has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his financial sophistication.

The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Following the end of the fiscal year ended June 30, 2013, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2013 with Company management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for filing with the SEC.

The Audit Committee:

By: /s/ Ken Ren
       Ken Ren

By: /s/ Xinyong Gao
       Xinyong Gao

By: /s/ Tao Jin
       Tao Jin

APPENDIX B

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

BOARD OF DIRECTORS’ AUDIT COMMITTEE

CHARTER

Purpose

The Audit Committee (the “Audit Committee”) assists the board of directors (the “Board”) of China Advanced Construction Materials Group, Inc. (the “Company”) in fulfilling its oversight responsibilities to the stockholders, and serves as a communication link among the Board, management, the Company’s independent auditor (the “Independent Auditor”), and the internal auditor (the “Internal Auditor”). The Audit Committee (a) assists the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Independent Auditor’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and Independent Auditor; and (b) prepares the report that Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.

Composition

The Audit Committee is a standing committee of the Board. The Audit Committee shall consist of not less than three members of the Board, each of whom (A) shall satisfy the independence criteria of applicable law and the rules of the stock exchange the Company is currently in ( New York Stock Exchange (“NYSE”) or Nasdaq Stock Exchange (“Nasdaq”)) effect from time to time (subject to any exceptions allowed by such rules and any waivers granted by such authorities), and (B) is financially literate as required by the listing standards of the NYSE or Nasdaq. At least one Committee member shall have accounting or related financial management expertise as required by the listing standards of the NYSE or Nasdaq. Each prospective Audit Committee member shall evaluate carefully the existing demands on his or her time before accepting appointment or reappointment to the Audit Committee.

The members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Company’s Nominating Committee, and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. A member of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

Meeting

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically in English, Chinese, or both languages.

Authority and Responsibilities

While the fundamental responsibility for the Company’s financial statements rests with management, and while the Internal Auditor and Independent Auditor are responsible for conducting audits, the Audit Committee shall have the following authority and responsibilities:

Be directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor (including resolution of disagreements between management and the auditors regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and the Independent Auditor shall report directly to the Audit Committee. The Audit Committee shall pre-approve all audit and non-audit services by the Independent Auditor as required by applicable law and the rules of the NYSE or Nasdaq.

Review annually the overall plan of the audit as proposed by the Independent Auditor, including the scope of the examination to be performed, the assistance to be provided by the Internal Auditor and any developments in accounting principles and auditing standards that may affect either the financial statements or the audit.

Meet to review and discuss with management and the Independent Auditor, before filing with the Securities and Exchange Commission, the annual audited financial statements and quarterly financial statements. Review with the Independent Auditor and management the results of the audit and the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Review with the Independent Auditor any audit problems or difficulties and management’s response.

Recommend to the Board such changes, additions or variations in the auditing, accounting and control functions as the Audit Committee may deem desirable.

With the Independent Auditor, management and the Internal Auditor, periodically review and discuss significant (a) financial reporting issues and practices, and critical accounting policies and estimates, (b) issues regarding accounting principles and financial statement presentation (including any significant changes in the Company’s selection or application of accounting principles), and (c) issues as to the adequacy of the Company’s internal control systems and compliance with applicable laws and regulations. Assess management’s attitude toward internal controls, the process for establishing and monitoring internal control systems and any special audit steps adopted in light of material control deficiencies.

Review annually the scope and results of the internal audit program. Review with the internal audit manager compliance with appropriate audit standards.

At least annually, obtain and review a report by the Independent Auditor describing: the Independent Auditor’ internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the

Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and (to assess the Independent Auditor’ independence) all relationships between the Independent Auditor and the Company.

• Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

• Discuss with management policies with respect to risk assessment and risk management.

• Meet at least quarterly with management, the internal audit manager, and the Independent Auditor in separate executive sessions. The Audit Committee shall meet at such times and report to the Board regarding its deliberations, as necessary.

• Review the material facts and circumstances as to any director’s (or nominee for director’s), executive officer’s, significant shareholder’s or other related party’s relationship to or interest in a contract or transaction with respect to which the Company is or will be a party or participant and make such recommendations to the Board and the officers as it deems appropriate.

• Set clear hiring policies for employees or former employees of the Independent Auditor.

• Report regularly to the Board on any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s Independent Auditor and the performance of the internal audit function.

• Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

• Perform an annual performance evaluation of the Audit Committee.

• Review the Code of Conduct report presented annually by the General Counsel if any.

• Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

• Conduct or authorize investigations into any activities it deems necessary and appropriate.

Retain and discharge, and approve fees and other terms and conditions for retention of, independent experts in accounting and auditing, legal counsel and other experts or advisors as it may deem appropriate.

Direct any officer or employee of the Company or request any employee of the Independent Auditor, outside legal counsel or such other individual as it may deem appropriate to attend Audit Committee meetings or meet with any Audit Committee members.

Internal Audit

The Company’s internal audit function shall be managed by the Internal Auditor. The Audit Committee shall review the performance of the Company’s internal audit function including the objectives, responsibilities and proposed internal audit plan.

Resources

The Audit Committee shall have the resources and appropriate funding, as determined by the Audit Committee, to discharge its duties and responsibilities including, without limitation, funding for the payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Delegation of Authority

The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of audit and non-audit services to be performed by the Independent Auditor, subject to such guidelines as the Audit Committee may determine. Any such decisions to pre-approve shall be presented to the Audit Committee at its next following regular meeting.

Charter Adopted

August 11, 2009.

APPENDIX C

AMENDMENT TO
2009 EQUITY INCENTIVE PLAN
OF
CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

China Advanced Construction Materials Group, Inc. (the “Company”) previously approved and adopted the 2009 Equity Incentive Plan (the “Plan”) to promote the success and enhance the value of the Company by linking the personal interests of the Plan’s participants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance in order to help grow the Company and to generate superior returns to its stockholders. By this Amendment, the Company desires to amend the Plan to increase the number of shares available under the Plan.

1. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

2. The effective date of this Amendment to the Plan shall be April 9, 2014, upon the stockholders’ approval.

3. Section 2.1 of the Plan is amended and restated in its entirety as follows:

2.1 Number of Shares Available. Subject to Sections 2.2 and 17, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be Three Hundred and Fifty Thousand (350,000) Shares. Subject to Sections 2.2 and 17, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited; or (c) are subject to an Award that otherwise terminates without Shares being issued.

4. This Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on this March 6, 2014.

China Advanced Construction Materials Group, Inc.

By: /s/ Xianfu Han
Name: Xianfu Han
Title: Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
Annual Meeting of Stockholders
April 9, 2014 10:00 PM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Xianfu Han and Weili He, or either of them, as proxies, each with the power to appoint (his) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common) stock. Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of China Advanced Construction Materials Group, Inc., a Nevada corporation (the "Company"), will be held on Wednesday, April 9, 2014, at 10:00 p.m., Eastern Time (Thursday, April 10, 2014, at 10:00 a.m., Beijing Time), at the principal office of the Company located at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People's Republic of China, 100190 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000199054_2 R1.0.0.51160